Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Headwaters Incorporated Long Term Incentive Compensation Plan of our report dated November 10, 2004, with respect to the consolidated financial statements of Headwaters Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
May 9, 2005